NEWS RELEASE

FOR IMMEDIATE RELEASE                           Nasdaq:  PBCP
Tuesday, April 29, 2003                         Traded on Nasdaq National Market

CONTACT:
Paul A. Maisch, SVP & CFO
Roberta Lenett, VP & Manager of Shareholder Relations
(845) 369-8082

                           PROVIDENT BANCORP DECLARES
                      QUARTERLY DIVIDEND OF $0.15 PER SHARE

MONTEBELLO, NY - April 29, 2003 -- Provident Bancorp, Inc. (Nasdaq: PBCP), the parent company of Provident Bank, today announced that the Board of Directors has declared a quarterly cash dividend of $0.15 per share. This represents the tenth consecutive increase in as many quarters. The dividend is payable May 22, 2003 to holders of record as of May 8, 2003.

George Strayton, the Company's President and CEO commented, "I am pleased the continued earnings allow the bank to increase the dividend. We hope to continue to provide our shareholders with a quality investment."

Provident Bank is a community bank with $1 billion in assets and operates eighteen branches in Rockland and Orange Counties, New York. Provident Municipal Bank, its commercial bank subsidiary, provides banking services to towns and government agencies in its market area.















Note:
In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.